SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 15, 2009

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)564-3122

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


							Page 1 of 4 pages

Item 8.01.  OTHER EVENTS.

Press Release.

	The following is the text of the press release dated April 15, 2009 reporting Transtech Industries, Inc.'s results of operations for the year ended December 31, 2008.

TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
FOR THE YEAR ENDED DECEMBER 31, 2008

	PISCATAWAY, N.J., April 15, 2009 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the year ended December 31, 2008. The Company's subsidiaries perform environmental services and generate electric power utilizing methane gas as fuel.

	Revenues for the electricity generation segment for the years ended December 31, 2008 and 2007 were $689,000 and $537,000, respectively. The increase in revenue was due to an increase in both kilowatt hours generated and fee received per kilowatt. Gross revenues of the environmental services segment for 2008 and 2007 were $737,000 and $933,000, respectively. The environmental services were conducted on sites owned or leased by members of the consolidated group in both years and therefore eliminated in the calculation of net revenues.

	The cost of operations for the years ended December 31, 2008 and 2007 were $2,764,000 and $2,532,000, respectively. The net increase in costs was primarily due to an increase in professional fees and general operating expenses. The increase in professional fees in 2008 was primarily due to litigation initiated by the Company to challenge two municipalities' attempts to encumber the Company's real property located in Edison
Township, N.J. and Deptford Township, N.J.

	Other income for the years ended December 31, 2008 and 2007 was $764,000 and $725,000, respectively.

	Income tax benefit for the years ended December 31, 2008 and 2007 was $374,000 and $454,000, respectively.

	Net loss for the year ended December 31, 2008 was $937,000, or $.31 per share, versus a net loss $816,000, or $.27 per share, for 2007.

	The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and legal expenses on matters related to its past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

	Presented below are the audited consolidated balance sheet as of December 31, 2008 and comparative consolidated statements of operations for the years ended December 31, 2008 and 2007.

TRANSTECH INDUSTRIES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
As of December 31, 2008
(In $000's)

Assets
  Cash and cash equivalents                            $   716
  Marketable securities                                  2,480
  Restricted escrow accounts                             1,044
  Other current assets                                     945
     Total current assets                                5,185
  Restricted escrow accounts                             6,019
  Other assets                                           2,001
     Total assets                                      $13,205

Liabilities and Stockholders' Equity
 Total current liabilities                            $ 1,833
 Income taxes payable                                     577
 Accrued post-closure costs                             7,312
 Other liabilities                                          8
 Stockholders' equity                                   3,475
    Total Liabilities and Stockholders' Equity        $13,205


CONSOLIDATED STATEMENTS OF OPERATIONS
(In $000's, except per share data)

                                            For the Years
                                          Ended December 31,
                                        2008              2007
Gross Revenues                        $1,426            $1,470
  Less: Eliminations                    (737)             (933)
  Net Revenues                           689               537
  Cost of Operations                  (2,764)           (2,532)
  Other Income(a)                        764               725
  Income Tax Benefit (Expense)           374               454
  Net Income (Loss)                   $ (937)           $ (816)

  Loss per common share:
  Net Income (Loss)                   $ (.31)           $ (.27)
Number of shares used in
  calculation                      2,979,190         2,979,190

(a) Amounts for 2008 and 2007 include $95,000 and $137,000, respectively, of proceeds from insurance claims.


This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.


	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)


	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  April 15, 2009